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                                  Exhibit 10.2

                               FIRST AMENDMENT TO
                               ------------------
                              EMPLOYMENT AGREEMENT

THIS AMENDMENT TO EMPLOYMENT AGREEMENT (the "Amendment") is entered into effective May 5, 2004 and amends the Employment Agreement ("Agreement") entered into by and between GFY Foods, Inc. ("Corporation") and Edward Schwalb ("Employee").

         WHEREAS, Corporation desires to retain Employee in his capacity of President and Chairman of Corporation;

         WHEREAS, Corporation and Employee desire to outline the monthly compensation due to Employee in addition to the restricted stock due to him under the Agreement.

     NOW, THEREFORE in consideration of the premises set forth and mutual agreements herein expressed, and for other good and valuable consideration, Corporation and Employee hereby agree to the amendments of the Agreement set forth herein and to the continuation of the Agreement.

1. COMPENSATION. The following shall be added as a new paragraph 4(D) to the Compensation section of the Agreement:

         "D. EMPLOYEE shall be due a monthly salary of Twenty-five thousand dollars ($25,000.00) per month (the "Monthly Compensation"). This amount shall be paid retroactively to the date of the Agreement. To the extent allowable under the securities rules and regulations, CORPORATION may pay all or a portion of the Monthly Compensation in freely trading stock under any S-8 filing or other registration made by the CORPORATION."

2. COMPENSATION. The following shall be added as a new paragraph 4(E) to the Compensation section of the Agreement:

         "E. CORPORATION shall pay to EMPLOYEE a bonus payment of Seventy Thousand Dollars ($70,000.00) for any acquisition made by CORPORATION which has been initiated by EMPLOYEE (the "Acquisition Bonus"). To the extent allowable under the securities rules and regulations, CORPORATION may pay all or a portion of the Acquisition Bonus in freely trading stock under any S-8 filing or other registration made by the CORPORATION."


         IN WITNESS WHEREOF, the parties hereto have executed and sword to this Amendment to the Agreement as of the date first written above.


CORPORATION:                         GFY FOODS, INC.
                                     A Nevada corporation


                                     By: /s/ Edward Schwalb
                                     -------------------------------------------
                                     Edward Schwalb, President and Sole Director

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                  EMPLOYEE:          /s/ Edward Schwalb
                                     -------------------------------------------
                                     Edward Schwalb